FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 22, 2016, Second Sight Medical Products, Inc. (the “Company” or “Second Sight”) issued a press release announcing that following a positive recommendation from advisors to the UK Government’s healthcare funding authority for specialized services in England, the publicly-funded National Health System (NHS) will fund blind patients with RP to receive treatment with the Argus® II Retinal Prosthesis System (Argus II) “bionic eye”.

NHS England has announced that a selective group of severely blind patients with Retinitis Pigmentosa can have access to Argus II, the world’s first and only routinely used treatment for severe blindness. Two implantation centers are being established: the Manchester Royal Eye Hospital in the north of England, and in the south, London’s Moorfields Eye Hospital. The hospitals and Second Sight will also provide follow up, rehabilitation and support to patients receiving an Argus II implant.

Argus II will be funded via the Commissioning through Evaluation (CtE) program. The CtE program is especially designed for treatments that show significant promise for the future, while new clinical and patient experience data are collected within a formal evaluation program.

Argus II is already reimbursed under a similar “coverage with evidence development” program in France called “Forfait Innovation” where patients have benefitted from the Argus II treatment.

A copy of our press release entitled “UK Government Announces Funding for Second Sight’s Argus II “Bionic Eye” issued December 22, 2016 is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued December 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer